Spark Networks(R) Reports Third Quarter 2008 Financial Results

Revenue - $14.0 Million; Contribution Margin - 76%; Net Income - $1.7 Million; EPS - $0.08

BEVERLY HILLS, CA -- 11/06/2008 -- Spark Networks, Inc. (NYSE Alternext US: LOV) (AMEX: LOV) today reported financial results for the third quarter and nine months ended September 30, 2008.

"Early this year we laid out several objectives to achieve our goal of strengthening our position in the affinity-based segment of the online dating market," stated Adam Berger, Chairman and Chief Executive Officer of Spark Networks, Inc. "These objectives included growing our Other Affinity Networks segment, maximizing the yield from our Jewish Networks, optimizing our marketing spend, adding an advertising revenue stream, reducing overhead, and prudently allocating capital."

"Despite a tough economic climate, in the third quarter, this strategy helped us to deliver solid results on the bottom line. Adjusted EBITDA(1), excluding currency translation adjustments, was $4.1 million or a 29% margin. Contribution(2) margin reached 76% -- our highest in seven years for a given quarter."

Third Quarter 2008 Financial Highlights

Revenue for the third quarter of 2008 was $14.0 million, an 11% decrease compared to $15.8 million in the third quarter of 2007, and a 6% decrease compared to $15.0 million in the prior quarter. Revenue for the nine months was $44.1 million, a 10% decrease compared to $49.2 million for the same period last year.

Contribution for the third quarter of 2008 was $10.6 million, a 9% decrease compared to $11.7 million for the third quarter of 2007, and a 3% decrease compared to $11.0 million in the prior quarter. Contribution for the nine months was $32.5 million, a 1% decrease compared to $32.9 million for the same period last year.

Operating expenses for the third quarter of 2008 were $7.9 million, an 18% decrease compared to $9.7 million for the third quarter of 2007, and a 1% decrease compared to $8.0 million for the prior quarter. Operating expenses for the nine months were $24.5 million, a 21% decrease compared to $30.9 million for the same period last year. Operating expenses for the nine months ending September 30, 2007 include $1.9 million of charges related to the Company's Scheme of Arrangement and $1.9 million of goodwill impairment expense.

Net income for the third quarter of 2008 was $1.7 million, or $0.08 per share, compared to $1.8 million, or $0.06 per share, for the third quarter of 2007, and $1.6 million or $0.07 per share in the prior quarter. Net income for the nine months was $5.0 million, or $0.20 per share, compared to $2.4 million, or $0.08 per share, for the same period last year.

Adjusted EBITDA for the third quarter of 2008, excluding currency translation adjustments and Scheme of Arrangement costs, was $4.1 million, compared to $4.5 million for the third quarter of 2007, and $4.4 million in the prior quarter. Adjusted EBITDA, excluding currency translation adjustments and Scheme of Arrangement costs, for the nine months was $12.5 million, compared to $12.0 million during the same period last year.

Average paying subscribers(3) in the third quarter of 2008 were 187,682, a 10% decrease compared to 207,508 for the third quarter of 2007, and a 1% decrease compared to 190,455 in the prior quarter. Average paying subscribers for the nine months were 190,263, a 13% decrease compared to 218,279 for the same period last year.

Segment Reporting(4)

Third quarter 2008 revenue for Jewish Networks was $8.4 million, flat compared to the third quarter of 2007, and a 2% decrease compared to $8.6 million for the prior quarter. Jewish Networks revenue for the nine months was $25.8 million, a 3% increase compared to $25.0 million for the same period last year.

Third quarter 2008 revenue for General Market Networks was $1.7 million, a 50% decrease compared to $3.4 million for the third quarter of 2007, and a 21% decrease compared to $2.2 million in the prior quarter. General Market Networks revenue for the nine months was $6.5 million, a 49% decrease compared to $12.7 million for the same period last year.

Third quarter 2008 revenue for Other Affinity Networks was $3.5 million, a 3% increase compared to $3.4 million for the third quarter of 2007, and a 3% increase compared to $3.4 million in the prior quarter. Other Affinity Networks revenue for the nine months was $10.3 million, a 4% increase compared to $9.8 million for the same period last year.

Third quarter 2008 revenue for Offline & Other Businesses was $378,000, a 24% decrease compared to $497,000 for the third quarter of 2007, and a 51% decrease compared to $765,000 in the prior quarter. Offline & Other Businesses revenue for the nine months was $1.6 million, flat compared to $1.6 million for the same period last year.

Average paying subscribers for Jewish Networks were 91,703 during the third quarter of 2008, a 2% decrease compared to 93,603 for the third quarter of 2007, and flat compared to the prior quarter. Average paying subscribers for the nine months were 92,007, a 2% decrease compared to 94,326 for the same period last year.

Average paying subscribers for General Market Networks were 27,814 during the third quarter of 2008, a 43% decrease compared to 48,760 for the third quarter of 2007, and a 17% decrease compared to 33,573 in the prior quarter. Average paying subscribers for the nine months were 32,941, a 46% decrease compared to 60,910 for the same period last year.

Average paying subscribers for Other Affinity Networks were 66,600 during the third quarter of 2008, a 6% increase compared to 62,950 for the third quarter of 2007, and a 5% increase compared to 63,309 in the prior quarter. Average paying subscribers for the nine months were 63,347, a 3% increase compared to 61,504 for the same period last year.

Balance Sheet, Cash, Debt

Cash and marketable securities were $6.6 million at September 30, 2008, compared to $9.0 million at December 31, 2007.

The Company purchased 1.6 million shares during the quarter at $3.81 per share for an aggregate amount of approximately $6.1 million. Subsequent to the quarter close, on October 20, 2008, the Company purchased approximately 1.0 million shares at $3.00 per share for an aggregate amount of approximately $3.0 million.

Cash flow from operations for the third quarter of 2008 was $5.0 million, an increase of 23% compared to $4.0 million during the third quarter of 2007, and an increase of 18% compared to $4.2 million in the prior quarter. Cash flow from operations for the nine months was $12.1 million, an increase of 15% compared to cash flow from operations of $10.6 million for the nine months ended September 30, 2007.

Investor Conference Call

The Company will discuss its financial results during a live teleconference today at 1:30 p.m. Pacific time.

Call Title:                       Spark Networks Q3 '08 Financial Results
Toll-Free (United States):        +1-800-946-0713
International:                    +1-719-325-2155

Replay through November 20, 2008:
Toll-Free (United States):        +1-888-203-1112
International:                    +1-719-457-0820
Pass Code:                        2740634

In addition, the Company will host a webcast of the call which will be accessible in the Investor Relations section of the Company's website under "Conference Calls and Presentations" at: http://www.spark.net/investor.htm.

Safe Harbor Statement:

This press release contains forward-looking statements. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words, such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to our ability to: attract members; convert members into paying subscribers and retain our paying subscribers; develop or acquire new product offerings and successfully implement and expand those offerings; keep pace with rapid technological changes; maintain the strength of our existing brands and maintain and enhance those brands and our dependence upon the telecommunications infrastructure and our networking hardware and software infrastructure; identify and consummate strategic acquisitions and integrate acquired companies or assets; and successfully implement our current long-term growth strategy. For a discussion of these and further risks and uncertainties, please see our filings with the Securities and Exchange Commission. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings with the SEC also are available from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

About Spark Networks, Inc.:

The Spark Networks portfolio of consumer websites includes, among others, JDate®.com (www.jdate.com), AmericanSingles®.com (www.americansingles.com), BlackSingles.com® (www.blacksingles.com) and ChristianMingle®.com.

(1) "Adjusted EBITDA" is defined as earnings before interest, taxes, depreciation, amortization, share-based compensation and impairment of long-lived assets. Adjusted EBITDA should not be construed as a substitute for net income (loss) or net cash provided by (used in) operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as adjusted EBITDA is not defined by GAAP. However, the Company regards adjusted EBITDA as a complement to net income and other GAAP financial performance measures, including an indirect measure of operating cash flow. As such, management believes that the investment community finds it to be a useful tool to perform meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations.

(2) "Contribution" is defined as revenue less direct marketing expenses and "Contribution Margin" is defined as Contribution divided by revenue.

(3) Paying subscribers are defined as individuals who have paid a monthly fee for access to communication and website features beyond those provided to our members. Average paying subscribers for each month are calculated as the sum of the paying subscribers at the beginning and end of the month, divided by two. Average paying subscribers for periods longer than one month are calculated as the sum of the average paying subscribers for each month, divided by the number of months in such period. In the second quarter of 2008, the Company made a modification to its method of calculating period end subscribers.

(4) In accordance with Financial Accounting Standard No. 131, the Company's financial reporting includes detailed data on four separate operating segments. The Jewish Networks segment consists of the Company's JDate.com, JDate.co.il, JDate.fr, JDate.co.uk and Cupid.co.il® websites and their respective co-branded websites. The General Market Networks segment consists of the Company's AmericanSingles.com website, its co-branded and private label websites, and Date.co.uk and Date.ca®. The Other Affinity Networks segment consists of all of the Company's Provo, Utah-based properties which primarily consist of sites targeted towards various religious, ethnic, geographic and special interest groups including BlackSingles.com and ChristianMingle.com. The Company has previously referred to this segment as Affinity Networks. The Offline & Other Businesses segment consists of revenue generated from offline activities, HurryDate® events and subscriptions and other websites and businesses.

                        SPARK NETWORKS, INC.
                           BALANCE SHEET
                  (in thousands, except share data)

                                            September 30,    December 31,
                                            --------------  --------------
                                                 2008            2007
                                            --------------  --------------
Assets
Current assets:
  Cash and cash equivalents                 $        6,565  $        8,796
  Marketable securities                                 --             200
  Restricted cash                                      876           1,706
  Accounts receivable                                1,235           1,433
  Deferred tax asset - current                           6           2,094
  Prepaid expenses and other                         1,440           1,289
                                            --------------  --------------
   Total current assets                             10,122          15,518
Property and equipment, net                          1,709           1,383
Goodwill, net                                       19,889          18,358
Intangible assets, net                               4,522           5,177
Deferred tax asset - long-term                       5,488           3,106
Deposits and other assets                              449              66
                                            --------------  --------------
    Total assets                            $       42,179  $       43,608
                                            ==============  ==============

Liabilities and Shareholders’ Equity
Current liabilities:
  Accounts payable                          $          329  $        1,585
  Accrued liabilities                                8,625           5,529
  Deferred revenue                                   4,867           4,140
  Notes payable and other short-term debt            2,501              21
                                            --------------  --------------
   Total current liabilities                        16,322          11,275
Deferred tax liabilities                               798             595
Other non-current liabilities                          880             830
                                            --------------  --------------
   Total liabilities                                18,000          12,700
Shares subject to rescission                            --           7,480
Commitments and contingencies                           --              --
Stockholders’ equity:
  Authorized capital stock consists of
   100,000,000 Common Shares, $0.001 par
   value; issued and outstanding 22,455,544
   and 26,132,789 at September 30, 2008
   and December 31, 2007, respectively at
   stated values of:                                    22              26
  Additional paid-in-capital                        47,803          52,262
  Accumulated other comprehensive
   Income                                              934             672
  Accumulated deficit                              (24,580)        (29,532)
                                            --------------  --------------
  Total stockholders’ equity                        24,179          23,428
                                            --------------  --------------
          Total liabilities and
           stockholders’ equity             $       42,179  $       43,608
                                            ==============  ==============

                        SPARK NETWORKS, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
            (unaudited, in thousands, except per share data)

                                    Three Months Ended  Nine Months Ended
                                      September 30,       September 30,
                                    ------------------- ------------------
                                      2008      2007      2008      2007
                                    --------- --------  --------  --------

Net revenues                        $  14,041 $ 15,768  $ 44,050  $ 49,204

Direct marketing expenses               3,409    4,076    11,504    16,277
                                    --------- --------  --------  --------
       Contribution                    10,632   11,692    32,546    32,927

Operating expenses:
 Sales & marketing (including
  share-based compensation of $157,
  $199, $546, and $592)                 1,082      914     3,263     2,612
 Customer service (including
  share-based compensation of $13,
  $27, $51, and $79)                      599      737     1,811     2,440
 Technical operations (including
  share-based compensation of $168,
  $171, $510, and $480)                 1,000    1,038     3,084     3,404
 Development (including share-based
  compensation of $138, $147, $456,
  and $434)                             1,145    1,097     3,476     3,218
 General and administrative
  (including share-based
  compensation of $501, $617,
  $1,549 and $2,172)                    3,897    5,618    12,052    16,319
 Amortization of intangible assets        107      330       658     1,028
 Impairment of long-lived assets or
  goodwill                                119       --       119     1,894
                                    --------- --------  --------  --------
Total operating expenses                7,949    9,734    24,463    30,915
                                    --------- --------  --------  --------

Operating income                        2,683    1,958     8,083     2,012

Interest (income) and other
 expenses, net                            149     (134)     (409)     (636)
                                    --------- --------  --------  --------

Income before income taxes              2,534    2,092     8,492     2,648

Provision for income taxes                789      245     3,540       267
                                    --------- --------  --------  --------

Net income                          $   1,745 $  1,847  $  4,952  $  2,381
                                    ========= ========  ========  ========

Net income per share - basic        $    0.08 $   0.06  $   0.20  $   0.08
                                    --------- --------  --------  --------
Net income per share - diluted      $    0.08 $   0.06  $   0.20  $   0.08
                                    --------- --------  --------  --------
Weighted average shares outstanding
 - basic                               22,751   28,803    24,430    30,111
Weighted average shares outstanding
 - diluted                             22,770   28,825    24,452    30,197

Reconciliation of Net Income to
 Adjusted EBITDA                    Three Months Ended   Nine Months Ended
                                    ------------------- ------------------
                                       September 30,       September 30,
                                       2008     2007      2008      2007
Net income                          $   1,745 $  1,847  $  4,952  $  2,381
Interest                                   61     (206)       52      (651)
Taxes                                     789      245     3,540       267
Depreciation                              226      340       639     1,395
Amortization                              107      330       659     1,028
                                    --------- --------  --------  --------
EBITDA                                  2,928    2,556     9,842     4,420
Share based compensation                  977    1,161     3,112     3,757
Impairment of long-lived assets or
 goodwill                                 119       --       119     1,894
                                    --------- --------  --------  --------
Adjusted EBITDA                     $   4,024 $  3,717  $ 13,073  $ 10,071

                         SPARK NETWORKS, INC.
                    SEGMENT RESULTS FROM OPERATIONS
               (in thousands except subscriber information)

                                    Three Months Ended  Nine Months Ended
                                      September 30,       September 30,
                                    ------------------- -------------------
                                      2008      2007      2008      2007
                                    --------- --------- --------- ---------

Net Revenues
Jewish Networks                     $   8,444 $   8,461 $  25,754 $  25,037
General Market Networks                 1,721     3,416     6,471    12,732
Other Affinity Networks                 3,498     3,394    10,256     9,830
Offline & Other Businesses                378       497     1,569     1,605
                                    --------- --------- --------- ---------
     Total Net Revenues             $  14,041 $  15,768 $  44,050 $  49,204
                                    ========= ========= ========= =========

Direct Marketing Expenses
Jewish Networks                     $     564 $     779 $   1,893 $   2,708
General Market Networks                   670     1,222     2,968     6,900
Other Affinity Networks                 2,010     1,830     5,820     5,743
Offline & Other Businesses                165       245       823       926
                                    --------- --------- --------- ---------
     Total Direct Marketing
      Expenses                      $   3,409 $   4,076 $  11,504 $  16,277
                                    ========= ========= ========= =========

Contribution
Jewish Networks                     $   7,880 $   7,682 $  23,861 $  22,329
General Market Networks                 1,051     2,194     3,503     5,832
Other Affinity Networks                 1,488     1,564     4,436     4,087
Offline & Other Businesses                213       252       746       679
                                    --------- --------- --------- ---------
     Total Contribution             $  10,632 $  11,692 $  32,546 $  32,927
                                    ========= ========= ========= =========

Average Paying Subscribers*
Jewish Networks                        91,703    93,603    92,007    94,326
General Market Networks                27,814    48,760    32,941    60,910
Other Affinity Networks                66,600    62,950    63,347    61,504
Offline & Other Businesses              1,565     2,195     1,968     1,539
                                    --------- --------- --------- ---------
     Total Average Paying
      Subscribers                     187,682   207,508   190,263   218,279
                                    ========= ========= ========= =========

*In the second quarter of 2008, the Company made a modification to its method of calculating period end subscribers.  Historical data reflects this modification.

For More Information

Investors:
Brett Zane
+ 1-323-658-3000 ext. 4001
bzane@spark.net

Media:
Gail Laguna
+ 1-323-658-3000 ext. 4402
glaguna@spark.net